Exhibit 99.5

December 18, 2007

Daybreak Oil and Gas, Inc.
Board of Directors
601 W. Main Ave.
Suite 1012
Spokane, WA  99201

Dear Daybreak Board of Directors:

Effective today at close of business, I hereby tender my resignation from Daybreak Oil and Gas, Inc. as a member of the Board of Directors and Corporate Secretary.

Sincerely,

  /s/ Jeffrey R. Dworkin
Jeffrey R. Dworkin